EXHIBIT 5

                                                                January 14, 2000


Community Bancorp of New Jersey
3535 Highway 9 North
Freehold, NJ 07728


         Re:      Community Bancorp of New Jersey
                  Registration Statement on Form S-8


Dear Sirs:

         We have acted as counsel for Community Bancorp of New Jersey, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 60,770 shares of Common Stock, no par value per share, of the Company (the "Shares") to be issued by the Company to directors pursuant to the 1997 Stock Option Plan, 51,500 Shares to be issued by the Company to officers and directors pursuant to the 1997 Employee Stock Option Plan, 46,350 Shares to be issued by the Company to non-employee directors pursuant to the 1997 Stock Option Plan for Non-Employee Directors, 51,500 Shares issued by the Company to officers and employees pursuant to the 1998 Employee Stock Option Plan and 103,000 Shares to be issued by the Company to employees pursuant to the 1999 Employee Stock Purchase Plan the forms of which are attached as an exhibit to the Registration Statement (collectively, the "Agreements").

         In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the form of Agreements, and such other certificates, records instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.
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         Based upon the foregoing,  we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the exercise of stock options, and payment of the exercise price therefore and in accordance with the terms of the Agreements, in cash or other consideration permitted under Section 14A:7-A of the New Jersey Business Corporation Act (the "Act"), the Shares issued will be legally issued, fully paid and non-assessable.

         The issuance of the Shares is subject to the  continuing  effectiveness
of  the  Registration  Statement  and  the  qualification,   or  exemption  from
registration, of such Shares under certain state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,

                                             /s/JAMIESON, MOORE, PESKIN & SPICER

                                                JAMIESON, MOORE, PESKIN & SPICER